Exhibit 99.2

May 4, 2012

Brian J. Driscoll

[address omitted]

Dear Brian:

On behalf of Diamond Foods, Inc. (the “Company”), this letter agreement (the “Agreement”) sets forth the terms and conditions of your employment with the Company, effective as of May 8, 2012 (the “Employment Date”).

1. Position. You will be employed by the Company full time as its President and Chief Executive Officer (“CEO”) reporting to the Company’s Board of Directors (the “Board”). You will also be elected and will serve as a member of the Board during your employment as the Company’s CEO. You will have the duties, responsibilities and authority customary for the CEO of a public company of comparable size in the United States. You will be expected to devote your full working time and attention to the business of the Company, and you will not render services to any other business without the prior approval of the Board. Notwithstanding the foregoing, you may manage personal investments, participate in charitable, professional and academic activities, and, after the first anniversary of the Employment Date and subject to prior approval by the Board, may serve on the Board of Directors (and any Board committees) of not more than one for-profit business that does not compete with the Company, provided that such activities do not, individually or in the aggregate, interfere materially with the performance of your duties to the Company. You will also be expected to comply with and be bound by the Company’s written operating policies, procedures and practices that are from time to time in effect during the term of your employment; provided that if there is any conflict between the terms of such operating policies, procedures and practices and the terms of this Agreement, the terms of this Agreement shall control.

2. Term. Subject to the terms of this Agreement, this Agreement will remain in effect for a period commencing on the Employment Date and ending on the third (3rd) anniversary thereof (the “Initial Term”). Following the Initial Term, this Agreement shall automatically be renewed for additional terms of one year on the last day of the Initial Term and each subsequent anniversary of the last day of the Initial Term (the Initial Term and any annual extension of the term of the Agreement, referenced herein as the “Employment Term”), unless either party hereto gives the other party written notice of non-renewal at least ninety (90) days prior to such last day or anniversary.

3. Compensation and Benefits. Your annual base salary will be Eight Hundred and Twenty-Five Thousand dollars ($825,000), payable in accordance with the Company’s normal payroll practices (as such may be increased from time to time, the “Base Salary”), less any payroll deductions and withholdings as are required by law. During the Employment Term you will be eligible to receive an annual cash bonus, with a target amount equal to 100% of your Base Salary (the “Target Bonus”) and a maximum bonus of up to 200% of your Target Bonus, based in all cases upon the achievement of performance objectives established by the Board or by the Compensation Committee of the Board (the “Compensation Committee”) following consultation with you; provided that, (i) your annual bonus for fiscal year 2012 shall be guaranteed at not less than the Target Bonus level, prorated based upon the number of days you are employed in fiscal year 2012, and (ii) your annual bonus for fiscal year 2013 shall be guaranteed at 75% of your Target Bonus, but may be payable up to 200% of the Target Bonus upon satisfaction of performance objectives established by the Board or the Compensation Committee following consultation with you. Except as otherwise provided in Section 9, to receive payment of any annual bonus, you must be employed by the Company on the last day of such fiscal year to which such bonus relates and at the time bonuses are paid. You shall be entitled to participate in all employee retirement, pension, welfare and benefit programs of the Company as are in effect from time to time and in which other executive officers of the Company are eligible to participate, on the same terms as such other executive officers. You shall be entitled to paid vacation of not less than four weeks per year (pro rated for partial years of employment) in accordance with the Company’s policy.

4. Relocation. You will receive a one-time, gross amount relocation payment of $250,000 (the “Relocation Payment”) to be used at your discretion for relocation purposes.

5. Equity Awards. On the third (3rd) Business Day (defined below) following the Company’s filing with the Securities and Exchange Commission of restated financial results for its 2010 and 2011 fiscal years (this third Business Day, the “Grant Date”), the Company will grant you a nonqualified stock option (the “Option”) and a restricted stock award (the “Restricted Stock Award”). The Restricted Stock Award will be for a number of shares with an aggregate value equal to $1,500,000 divided by the closing price of the Company’s common stock on the Nasdaq Global Select Market on the Grant Date. The Option shall be granted at an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on the Grant Date and will be for a number of shares with an aggregate value of $1,500,000 divided by the fair value of the Company’s stock options (using the methodology assumptions of ASC 718) and utilizing the closing price of the Company’s common stock on the Nasdaq Global Select Market on the Grant Date. A “Business Day” shall be any day in which purchases and sales of the Company’s common stock may be consummated on the Nasdaq Global Select Market.

Both the Option and the Restricted Stock Award will vest over four years. The Option shall vest as to 25% of shares subject to the award on the first anniversary of your Employment Date (the “First Anniversary Date”), and the remainder will vest ratably quarterly over the three years following the First Anniversary Date, except as set forth in Section 9. The Restricted Stock Award will vest in four equal annual installments on each anniversary of the vesting commencement date, except as set forth in Section 9. Vesting of both the Option and the Restricted Stock Award is subject to your continued service on each such vesting date, as specified in the Company’s 2005 Equity Incentive Plan (the “Plan”), the Stock Option Agreement, and the Restricted Stock Agreement governing your Option and Restricted Stock Award, respectively.

The Compensation Committee may, in its sole discretion, provide you with additional long-term incentive awards based on annual competitive market review, compensation objectives and performance, with such terms as may be determined by the Compensation Committee. Notwithstanding the foregoing, at the regularly scheduled grant cycle in the Fall of 2012, the Company shall grant you a long-term incentive award equal to an aggregate $2,000,000 (the “2012 LTI Limit”), comprised of cash, restricted stock, options, or other types of equity awards, or any combination of the foregoing, in the form determined by the Compensation Committee, in its sole discretion (the “2012 LTI Award”). The vesting terms of the 2012 LTI Award shall be no less favorable to you than the vesting terms of long-term incentive grants made to other executive officers in the Fall of 2012. The value of any equity-based awards under the 2012 LTI Award shall be determined in accordance with ASC 718 and generally accepted accounting principles, as applicable.

Except as set forth herein, the Option and the Restricted Stock Award shall have the same general terms and conditions as the most recent long-term incentive grants to other executive officers and the 2012 LTI Award shall have the same general terms and conditions as contemporaneous long-term incentive grants to other executive officers, except as otherwise provided in Section 9.

6. Expenses. The Company will, in accordance with applicable Company policies and guidelines, reimburse you for all reasonable and necessary expenses incurred by you in connection with your performance of services on behalf of the Company other than relocation–related expenses. In addition, you will be entitled to an aggregate, gross annual payment of no less than $25,000 and no more than $30,000 for purposes of tax and financial planning, and car expenses (the “Allowance”). The Allowance will be subject to on-going review by the Compensation Committee but shall not be decreased prior to January 1, 2015. Furthermore, the Company shall reimburse your expenses of legal or other advisors incurred in the review and finalization of this Agreement, up to an aggregate of $30,000.

7. Employment and Termination. Your employment with the Company will be at-will and may be terminated by you or by the Company at any time for any reason as follows:

(a) You may terminate your employment upon written notice to the Board for “Good Reason,” as defined below (a “Constructive Termination”);

(b) You may terminate your employment upon written notice to the Board at any time in your discretion without Good Reason (“Voluntary Termination”);

(c) The Company may terminate your employment upon written notice to you at any time following a determination that there is “Cause,” as defined below, for such termination (“Termination for Cause”);

(d) The Company may terminate your employment upon written notice to you at any time without Cause for such termination (“Termination without Cause”);

8. Definitions. As used in this Agreement, the following terms have the following meanings:

(a) Cause. For purposes of this Agreement, “Cause” means a good faith determination by at least two-thirds of the Board, not including you, that any of the following has occurred: (a) your commission of a felony or an act constituting common law fraud, which has a material adverse effect on the business or affairs of the Company or its affiliates or stockholders; (b) your intentional or willful misconduct or refusal to follow the lawful instructions of the Board; or (c) your intentional breach of the Company confidential information obligations, which has an adverse effect on the Company or its affiliates or stockholders or (d) your material breach of this Agreement; provided, however, that prior to any determination that “Cause” under this Agreement has occurred, the Board shall (i) provide to you written notice specifying the particular event or actions giving rise to such determination and (ii) provide you an opportunity to be heard within 30 days of such notice and (iii) provide you with 5 days from the date you are heard pursuant to Section 8(a)(ii) to cure such event or actions giving rise to a determination of “Cause”, if curable. For purposes of this definition, no act or failure to act shall be considered “intentional or willful” unless it is done, or omitted to be done, in bad faith without a reasonable belief that the action or omission is in the best interests of the Company.

(b) Change in Control. For purposes of this Agreement, “Change in Control” means:

(i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) who, by the acquisition or aggregation of securities, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote on elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company;

(ii) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were stockholders of the Company immediately prior to such merger, consolidation or other reorganization cease to own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity, excluding from such calculation ownership in such continuing or surviving entity or such direct or indirect parent corporations resulting from ownership in the acquiring entity or its affiliates rather than the Company prior to such transaction;

(iii) a change in the composition of the Board, as a result of which the individuals who, on the date hereof, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director whose election, or nomination for election by the Company’s stockholders, was approved by a vote of a majority of the directors then comprising the Incumbent Board shall be considered as though such an individual were a member of the Incumbent Board; or

(iv) the sale, transfer or other disposition of all or substantially all of the Company’s assets. Any other provision of this paragraph notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(c) Disability. For purposes of this Agreement, “Disability” shall have that meaning set forth in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the “Code”).

(d) Good Reason. For purposes of this Agreement, “Good Reason” means any of the following taken without your written consent and provided (a) the Company receives, within ninety (90) days following the date on which you know, or with the exercise of reasonable diligence would know, of the occurrence of any of the events set forth in clauses (i) through (vi) below, written notice from the you specifying the specific basis for your belief that you are entitled to terminate employment for Good Reason, (b) the Company fails to cure the event constituting Good Reason within thirty (30) days after receipt of such written notice thereof, and (c) you terminate employment within thirty (30) days following expiration of such cure period: (i) a reduction of your title, position, responsibilities, authority or duties to a level less than the title, position, responsibilities, authorities or duties you occupied or possessed, on the date immediately preceding such reduction, or such other date as agreed to in writing by you and the Company; (ii) your no longer serving as the CEO of a public company following a Change in Control of the Company; (iii) reduction in your Base Salary or in your Target Bonus opportunity; (iv) the Company’s requiring you to be based at any office or location more than fifty (50) miles from the office where you were employed on the date immediately preceding the date of such change in location; (v) the Company’s material breach of any provision of this Agreement; or (vi) failure by the Company to obtain the assumption of this Agreement by any successor to or assignee of substantially all of the Company’s business and/or assets, including without limitation, following a Change of Control.

9. Effect of Termination of Employment.

(a) Termination for Cause, Death or Disability, or Voluntary Termination. In the event you are subject to a Termination for Cause, in the event of your death or Disability (subject to Section 9(b)), or in the event of your Voluntary Termination, you will be paid only (i) any earned but unpaid Base Salary and earned but unused vacation or paid time off, (ii) except in the case of Termination for Cause, the amount of any bonus earned and payable from a prior year which remains unpaid by the Company as of the date of the termination of employment determined in accordance with customary practice, (iii) other unpaid and then vested amounts, including any amount payable to you under the specific terms of any agreements, plans or awards in which you participate, unless otherwise specifically provided in this Agreement and (iv) reimbursement for all reasonable and necessary expenses incurred by you in connection with your performance of services on behalf of the Company in accordance with applicable Company policies and guidelines, in each case as of the effective date of such termination of employment (the “Accrued Compensation”). Subject to the Company’s insider trading policy, you will be allowed to exercise your vested stock options to purchase Company common stock, if any, during the time period set forth in, and in accordance with, the Plan and governing Stock Option Agreement(s).

(b) Termination During Employment Term without Cause or Constructive Termination, or Nonrenewal by the Company, Not In Connection With a Change in Control; Death or Disability. In the event of your Termination without Cause or Constructive Termination during the Employment Term, or your termination of employment by reason of a notice of nonrenewal given by the Company pursuant to Section 2, not in connection with a Change in Control (as defined in Section 9(c) below), or solely with respect to Section 9(b)(iv) and Section 9(b)(v) in the case of death or Disability, provided that (except with respect to the Accrued Compensation) you deliver to the Company a signed settlement agreement and general release of claims in favor of the Company in the form attached hereto as Exhibit A (the “Release”) and satisfy all conditions to make the Release effective within sixty (60) days following your termination of employment, then, you shall be entitled to the following:

i.	Accrued Compensation;

ii.	Lump sum payment equal to eighteen (18) months of your then current Base Salary; provided, however, that following the Initial Term, such payment shall be reduced to twelve (12) months of your then current Base Salary; and provided further, that for purposes of this Section 9(b)(ii) and Section 9(b)(iii), a termination pursuant to a notice of nonrenewal as of the end of the Initial Term shall be considered to have occurred following the Initial Term.

iii.	Lump sum payment equal to 150% of your Target Bonus for the current fiscal year; provided however, that following the Initial Term, such payment shall be reduced to 100% of your Target Bonus;

iv.	Provided you were employed on the First Anniversary Date, then the vested portion of your Restricted Award will be calculated as if the Restricted Stock Award had been subject to quarterly vesting following the Employment Date;

v.	An amount equal to your annual bonus for the fiscal year in which the termination occurs, based upon the extent to which the performance objectives are achieved for such fiscal year, without any exercise of negative discretion (but not less than the amount guaranteed under Section 3 if the termination occurs in fiscal year 2012 or 2013), in any case prorated based upon the number of days that you were employed during such fiscal year, and paid when annual bonuses are otherwise paid to active employees; and

vi.	Provided you validly elect to continue coverage under COBRA, a lump-sum payment equal to eighteen (18) months of your portion of premiums for you and your eligible dependents paid for continued health benefits.

(c) Termination without Cause or Constructive Termination In Connection With a Change in Control. In the event of your Termination without Cause or Constructive Termination in connection with a Change in Control that occurs during the Employment Term, provided that (except with respect to the Accrued Compensation) you deliver to the Company the signed Release and satisfy all conditions to make the Release effective within sixty (60) days following your termination of employment, then, (in lieu of any benefits pursuant to Section 9(b)), you shall be entitled to the benefits as set forth below:

i.	Accrued Compensation;

ii.	Lump sum payment equal to thirty (30) months of your then current Base Salary;

iii.	Lump sum payment equal to two-hundred fifty percent (250%) your Target Bonus,

iv.	Provided you validly elect to continue coverage under COBRA, a lump-sum payment equal to eighteen (18) months of your portion of premiums for you and your eligible dependents paid for continued health benefits,

v.	An amount equal to your annual bonus for the fiscal year in which the termination occurs, based upon the extent to which the performance objectives are achieved for such fiscal year, without any exercise of negative discretion (but not less than the amount guaranteed under Section 3 if the termination occurs in fiscal year 2012 or 2013), in any case prorated based upon the number of days that you were employed during such fiscal year, and paid when annual bonuses are otherwise paid to active employees, and

vi.	Acceleration as to one-hundred percent (100%) of all then unvested equity awards (including, but not limited to the Option and Restricted Stock Award and the 2012 LTI Award).

A termination of employment is a Termination without Cause or Constructive Termination “in connection with a Change in Control” for purposes of this Section 9(c) if such termination is (i) a Termination without Cause or Constructive Termination within 24 months following a Change in Control or pursuant to a deliverance of notice of non-renewal pursuant to Section 2 above within such 24 month period or (ii) a Termination without Cause or Constructive Termination within three months prior to a Change in Control or pursuant to a deliverance of notice of non-renewal pursuant to Section 2 above within such three month period and it is reasonably demonstrated that such termination was at the request of a third party who has taken steps reasonably calculated or intended to effect a Change in Control or otherwise arose in connection with or anticipation of a Change in Control.

Notwithstanding anything contained herein to the contrary, in the event a notice of non-renewal is provided pursuant to Section 2 above and employment ends as a result of any mandatory retirement policy adopted by the Board requiring retirement at age sixty-five (65) or older, then the provisions of Section 9(b)(ii), 9(b)(iii), 9(c)(ii) and 9(c)(iii) shall not apply.

For the avoidance of doubt, the severance payments and benefits payable pursuant to Section 9(b) or this Section 9(c) are not cumulative.

All lump sum payments provided in this Section 9 shall be made on the 60th day following termination of employment.

You are not obligated to seek other employment or otherwise mitigate damages in order to receive the severance payments and benefits described in this Section 9, and such severance pay and benefits shall not be reduced or offset by any compensation earned by you from any other source following your termination of employment.

10. Parachute Payments. In the event that the severance and other benefits provided for in this Agreement or otherwise payable to you (i) constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) but for this Section, would be subject to the excise tax imposed by Section 4999 of the Code, then, at your discretion, your severance and other benefits under this Agreement shall be payable either (i) in full, or (ii) as to such lesser amount which would result in no portion of such severance and other benefits being subject to the excise tax under

Section 4999 of the Code, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by you on an after-tax basis, of the greatest amount of severance benefits under this Agreement, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Any reduction shall be made in the following manner: first a pro-rata reduction of (i) cash payments subject to Section 409A of the Code as deferred compensation and (ii) cash payments not subject to Section 409A of the Code, and second a pro rata cancellation of (i) equity-based compensation subject to Section 409A of the Code as deferred compensation and (ii) equity-based compensation not subject to Section 409A of the Code. Reduction in either cash payments or equity compensation benefits shall be made pro-rata between and among benefits which are subject to Section 409A of the Code and benefits which are exempt from Section 409A of the Code. Unless the Company and you otherwise agree in writing, any determination required under this Section shall be made in writing by the Company’s independent public accountants (the “Accountants”), whose determination shall be conclusive and binding upon you and the Company for all purposes. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and you shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

11. Section 409A. To the extent (a) any payments or benefits to which you become entitled under this Agreement, or under any other agreement or Company plan, in connection with your termination of employment with the Company constitute deferred compensation subject to Section 409A of the Code and (b) you are deemed at the time of such termination of employment to be a “specified employee” under Section 409A of the Code, then such payments shall not be made or commence until the earliest of (i) the expiration of the six (6)-month period measured from the date of your “separation from service” (as such term is at the time defined in Treasury Regulations under Section 409A of the Code) from the Company; or (ii) the date of your death following such separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to you, including (without limitation) the additional twenty percent (20%) tax for which you would otherwise be liable under Section 409A(a)(1)(B) of the Code in the absence of such deferral. Upon the expiration of the applicable deferral period, any payments which would have otherwise been made during that period (whether in a single sum or in installments) in the absence of this paragraph shall be paid to you or your beneficiary in one lump sum (without interest). Any termination of your employment is intended to constitute a “separation from service” and will be determined consistent with the rules relating to a “separation from service” as such term is defined in Treasury Regulation Section 1.409A-1. It is intended that each installment of the payments provided hereunder constitute separate “payments” for purposes of Treasury Regulation Section 1.409A-2(b)(2)(i). It is further intended that payments hereunder satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Code (and any state law of similar effect) provided under Treasury Regulations Section 1.409A-1(b)(4) (as a “short-term deferral”) and Section 1.409A-1(b)(9) (as a “separation pay due to involuntary separation”). To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A of the Code, the provision will be read in such a manner so that all payments hereunder comply with Section 409A of the Code. Except as otherwise expressly provided herein, to the extent any expense reimbursement or the provision of any in-kind benefit under this Agreement is determined to be subject to Section 409A of the Code, the amount of any such expenses eligible for reimbursement, or the provision of any in-kind benefit, in one calendar year shall not affect the expenses eligible for reimbursement in any other taxable year (except for any lifetime or other aggregate limitation applicable to medical expenses), in no event shall any expenses be reimbursed after the last day of the calendar year following the calendar year in which you incurred such expenses, and in no event shall any right to reimbursement or the provision of any in-kind benefit be subject to liquidation or exchange for another benefit.

12. Confidential Information and Other Company Policies. You shall sign and abide by the Company’s confidentiality agreement, insider trading policy, Code of Conduct, and any other policies and programs adopted by the Company regulating the behavior of its employees, as such policies and programs may be amended from time to time.

13. Restrictive Covenants

(a) Records. All records, files, documents and the like, or abstracts, summaries or copies thereof, relating to the business of the Company or the business of any subsidiary or affiliated companies, which the Company or you shall prepare or use or come into contact with, shall remain the sole property of the Company or the affiliated or subsidiary company, as the case may be, and shall be promptly returned upon termination of employment.

(b) Non-Competition and Confidentiality. You acknowledge that you have acquired and will acquire knowledge regarding confidential, proprietary and/or trade secret information in the course of performing your responsibilities for the Company, and you further acknowledge that such knowledge and information is the sole and exclusive property of the Company. You recognize that disclosure of such knowledge and information, or use of such knowledge and information, to or by a competitor could cause serious and irreparable harm to the Company. You therefore agree that during your employment with the Company you shall not provide any form of service to any company that competes with the business of the Company. To the extent permitted by applicable law, if your employment is terminated for any reason following a Change in Control, for a period of one (1) year after the date of such termination for any reason, you shall not directly or indirectly own or participate in a business primarily engaged in nut processing, snack nuts, culinary nuts, potato chips, or popcorn.

(c) Non-Solicitation. During your employment with the Company and for a period of one (1) year after the date of such termination of employment, for any reason, you will not, directly or indirectly (i) solicit any employee of the Company to leave the employment of the Company or (ii) induce or attempt to induce, any customer or supplier of the Company to cease doing business with the Company.

14. Indemnification. The Company shall indemnify you against all actions, suits, claims, legal proceedings and the like to the fullest extent permitted by law, including advancement of expenses, partial indemnification, indemnification following the termination of this Agreement, indemnification of your estate and similar matters. For purposes of this Agreement, such indemnification shall extend to, to the fullest extent permitted by law, legal fees, costs, expenses, judgments, settlements, claim resolution payments, arbitration fees, arbitrator fees, mediation fees, negotiation fees, and hold harmless obligations. During the term of your employment, you will be named as an insured on the director and officer liability insurance policy currently maintained, or as may be maintained by the Company from time to time, at the same level of coverage applicable to active directors and officers. Additionally, if the Board determines to provide continuing director and office liability insurance coverage generally for directors and officers after termination of service to the Company (“Post-Termination Insurance Policy”), then you will be named as an insured on such Post-Termination Insurance Policy in accordance with any decision made by the Board as to the duration of any such Post-Termination Insurance Policy. In addition, you and the Company will enter into the form of indemnification agreement provided to other similarly situated executive officers and directors of the Company.

15. Arbitration. Any claim, dispute or controversy arising out of this Agreement, the interpretation, validity or enforceability of this Agreement or the alleged breach thereof shall be submitted to arbitration in San Francisco, California, before three arbitrators, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (“AAA”) as modified by the terms and conditions of this Section; provided, however, that (i) the arbitrators shall have no authority to make any ruling or judgment that would confer any rights with respect to the trade secrets, confidential and proprietary information or other intellectual property of the Company upon you or any third party and (ii) this arbitration provision shall not preclude the Company from seeking legal and equitable relief from any court having jurisdiction with respect to any disputes or claims relating to or arising out of the misuse or misappropriation of the Company’s intellectual property. The arbitrators shall be selected by mutual agreement of the parties or, if the parties cannot agree, by striking from a list of arbitrators supplied by AAA. The arbitrators shall issue a written opinion revealing, however briefly, the essential findings and conclusions upon which any award is based. Final resolution of any dispute through arbitration may include any remedy or relief which the arbitrators deem just and equitable. Any award or relief granted by the arbitrators hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction.

The parties acknowledge that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with this Agreement.

The Company shall pay the arbitrators’ fees and arbitration expenses and any other costs associated with the arbitration or arbitration hearing that are unique to arbitration. The Company and you each shall separately pay its or your own deposition, witness, expert and attorneys’ fees and other expenses as and to the same extent as if the matter were being held in court unless otherwise provided by law; provided, however, that if you prevail, the arbitrators may award you reasonable attorneys’ fees. The arbitrators shall resolve any dispute as to reasonableness of any fee or cost. The arbitrators shall have the sole and exclusive power and authority to decide any and all issues of or related to arbitrability.

16. Compensation Recoupment. All amounts payable to you hereunder shall be subject to recoupment pursuant to the Company’s compensation recoupment policy, if any, adopted by the Board or required by law during the term of your employment with the Company that is applicable generally to executive officers of the Company.

17. Miscellaneous.

(a) Absence of Conflicts. You represent that your performance of your duties under this Agreement will not breach any other agreement as to which you are a party.

(b) Successors. This Agreement is binding on and may be enforced by the Company and its successors and assigns and is binding on and may be enforced by you and your heirs and legal representatives. Any successor to the Company or substantially all of its business (whether by purchase, merger, consolidation or otherwise) will in advance assume in writing and be bound by all of the Company’s obligations under this Agreement.

(c) Notices. Notices under this Agreement must be in writing and will be deemed to have been given when personally delivered or two days after mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. Mailed notices to you will be addressed to you at the home address which you have most recently communicated to the Company in writing. Notices to the Company will be addressed to the Chairman of the Board at the Company’s corporate headquarters.

(d) Waiver. No provision of this Agreement will be modified or waived except in writing signed by you and an officer of the Company duly authorized by its Board. No waiver by either party of any breach of this Agreement by the other party will be considered a waiver of any other breach of this Agreement.

(e) Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

(f) Withholding. All sums payable to you hereunder shall be reduced by all federal, state, local and other withholding and similar taxes and payments required by applicable law.

(g) Entire Agreement. This Agreement represents the entire agreement between the parties concerning the subject matter of your employment by the Company. It may be amended, or any of its provisions waived, only by a written document executed by both parties in the case of an amendment, or by the party against whom the waiver is asserted.

(h) Governing Law. This Agreement will be governed by the laws of the State of California without reference to conflict of laws provisions.

(i) Survival. The provisions of this Agreement shall survive the termination of your employment for any reason to the extent necessary to enable the parties to enforce their respective rights under this Agreement.

(j) Nondisparagement. During the term of your employment and thereafter, you will not make any negative or disparaging statements or comments, either as fact or as opinion, about Company, its employees, officers, directors, shareholders, vendors, products or services, business, technologies, market position or performance, and the Company (including its subsidiaries and affiliates) will not make, and agrees to use its best efforts to cause the officers, directors, employees and spokespersons of the Company to refrain from making, any negative or disparaging statements or comments, either as fact or as opinion, about you (or authorizing any statements or comments to be reported as being attributed to the Company). Nothing in this Section 17(j) shall prohibit you or Company from providing truthful information in response to a subpoena or other legal process.

Please sign and date this Agreement, and return it to me if you wish to accept employment at the Company under the terms described above. Please be advised that this offer of employment is contingent upon successful completion of a final reference evaluation and background check to be conducted by the Company.

Best regards,

/s/ Robert Zollars
Robert Zollars
Chairman of the Board
Diamond Foods, Inc.

I, the undersigned, hereby accept and agree to the terms and conditions of my employment with the Company as set forth in this Agreement.

Accepted and agreed to this May 4, 2012:

By:	/s/ Brian J. Driscoll
Brian J. Driscoll

[SIGNATURE PAGE TO LETTER AGREEMENT]

Exhibit A

Release

In consideration of the termination benefits described herein (the “Benefits”) provided and to be provided to me by Diamond Foods, Inc., or any successor thereof (the “Company”) pursuant to my Letter Agreement with Company dated             (“Letter Agreement”) and in connection with the termination of my employment, I agree to the following general release (the “Release”).

1. On behalf of myself, my heirs, executors, administrators, successors, and assigns, I hereby fully and forever generally release and discharge Company, its current, former and future parents, subsidiaries, affiliated companies, related entities, employee benefit plans, and their fiduciaries, predecessors, successors, officers, directors, shareholders, agents, employees and assigns (collectively, the “Company”) from any and all claims, causes of action, and liabilities up through the date of my execution of the Release. The claims subject to this release include, but are not limited to, those relating to my employment with Company and/or any predecessor to Company and the termination of such employment. All such claims (including related attorneys’ fees and costs) are barred without regard to whether those claims are based on any alleged breach of a duty arising in statute, contract, or tort. This expressly includes waiver and release of any rights and claims arising under any and all laws, rules, regulations, and ordinances, including, but not limited to: Title VII of the Civil Rights Act of 1964; the Older Workers Benefit Protection Act; the Americans With Disabilities Act; the Age Discrimination in Employment Act; the Fair Labor Standards Act; the National Labor Relations Act; the Family and Medical Leave Act; the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); the Workers Adjustment and Retraining Notification Act; the California Fair Employment and Housing Act (if applicable); the provisions of the California Labor Code (if applicable); the Equal Pay Act of 1963; and any similar law of any other state or governmental entity. The parties agree to apply California law in interpreting the Release. Accordingly, I further waive any rights under Section 1542 of the Civil Code of the State of California or any similar state statute. Section 1542 states: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which, if known to him or her, must have materially affected his or her settlement with the debtor.” This Release does not extend to, and has no effect upon, any benefits that have accrued, and to which I have become vested or otherwise entitled to, under any employee benefit plan, program or policy sponsored or maintained by the Company, or to my right to indemnification by the Company, and continued coverage by the Company’s director’s and officer’s insurance.

2. In understanding the terms of the Release and my rights, I have been advised to consult with an attorney of my choice prior to executing the Release. I understand that nothing in the Release shall prohibit me from exercising legal rights that are, as a matter of law, not subject to waiver such as: (a) my rights under applicable workers’ compensation laws; (b) my right, if any, to seek unemployment benefits; (c) my right to indemnity under California Labor Code section 2802 or other applicable state-law right to indemnity; and (d) my right to file a charge or complaint with a government agency such as but not limited to the Equal Employment

Opportunity Commission, the National Labor Relations Board, the Department of Labor, the California Department of Fair Employment and Housing, or other applicable state agency. Moreover, you will continue to be indemnified for your actions taken while employed by the Company to the same extent as other then-current or former directors and officers of the Company under the Company’s Certificate of Incorporation and Bylaws and the Director and Officer Indemnification Agreement between you and the Company, if any, and you will continue to be covered by the Company’s directors and officers liability insurance policy as in effect from time to time to the same extent as other then-current or former directors and officers of the Company, each subject to the requirements of the laws of the State of Delaware. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be resolved through binding arbitration pursuant to Section 9 below, and the arbitration provision set forth in my Letter Agreement.

3. I understand and agree that Company will not provide me with the Benefits unless I execute the Release. I also understand that I have received or will receive, regardless of the execution of the Release, all wages owed to me together with any accrued but unused vacation pay, less applicable withholdings and deductions, earned through my termination date.

4. As part of my existing and continuing obligations to Company, I have returned to Company all Company documents (and all copies thereof) and other Company property that I have had in my possession at any time, including but not limited to Company files, notes, drawings, records, business plans and forecasts, financial information, specification, computer-recorded information, tangible property (including, but not limited to, computers, laptops, pagers, etc.), credit cards, entry cards, identification badges and keys; and any materials of any kind which contain or embody any proprietary or confidential information of Company (and all reproductions thereof). I understand that, even if I did not sign the Release, I am still bound by any and all confidential/proprietary/trade secret information, non-disclosure and inventions assignment agreement(s) signed by me in connection with my employment with Company, or with a predecessor or successor of Company pursuant to the terms of such agreement(s).

5. I represent and warrant that I am the sole owner of all claims relating to my employment with Company and/or with any predecessor of Company, and that I have not assigned or transferred any claims relating to my employment to any other person or entity.

6. I agree to keep the Benefits and the provisions of the Release confidential and not to reveal its contents to anyone except my lawyer, my spouse or other immediate family member, and/or my financial consultant, or as required by legal process or applicable law.

7. I understand and agree that the Release shall not be construed at any time as an admission of liability or wrongdoing by either Company or myself.

8. I agree that I will not make any negative or disparaging statements or comments, either as fact or as opinion, about Company, its employees, officers, directors, shareholders, vendors, products or services, business, technologies, market position or performance. Company (including its subsidiaries and affiliates) will not make, and agrees to use its best efforts to cause the officers, directors, employees and spokespersons of the Company to refrain from making, any negative or disparaging statements or comments, either as fact or as opinion, about me (or authorizing any statements or comments to be reported as being attributed to the Company). Nothing in this paragraph shall prohibit me or Company from providing truthful information in response to a subpoena or other legal process.

9. Any controversy or claim arising out of or relating this Release, its enforcement, arbitrability, or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of its provisions, shall be submitted to arbitration in San Francisco, California, before a three arbitrators, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (“AAA”) as modified by the terms and conditions of this Section; provided, however, that provisional injunctive relief may, but need not, be sought in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the arbitrators. The arbitrators shall be selected by mutual agreement of the parties or, if the parties cannot agree, by striking from a list of arbitrators supplied by AAA. The arbitrators shall issue a written opinion revealing, however briefly, the essential findings and conclusions upon which the award is based. Final resolution of any dispute through arbitration may include any remedy or relief which the arbitrator deems just and equitable. Any award or relief granted by the arbitrators hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction.

The parties acknowledge that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with this Release.

Company shall pay the arbitrators’ fees and arbitration expenses and any other costs associated with the arbitration or arbitration hearing that are unique to arbitration. Company and you each shall separately pay its or your own deposition, witness, expert and attorneys’ fees and other expenses as and to the same extent as if the matter were being held in court unless otherwise provided by law; provided, however, that if you prevail, the arbitrators may award you reasonable attorneys’ fees. The arbitrators shall resolve any dispute as to reasonableness of any fee or cost. The arbitrators shall have the sole and exclusive power and authority to decide any and all issues of or related to arbitrability.

10. I agree that I have had at least twenty-one (21) calendar days in which to consider whether to execute the Release, no one hurried me into executing the Release during that period, and no one coerced me into executing the Release. I understand that the offer of the Benefits and the Release shall expire on the twenty-second (22nd) calendar day after my employment termination date if I have not accepted it by that time. I further understand that Company’s obligations under the Release shall not become effective or enforceable until the eighth (8th) calendar day after the date I sign the Release provided that I have timely delivered it to Company (the “Effective Date”) and that in the seven (7) day period following the date I deliver a signed copy of the Release to Company I understand that I may revoke my acceptance of the Release. I understand that the Benefits will become available to me at such time after the Effective Date.

11. In executing the Release, I acknowledge that I have not relied upon any statement made by Company, or any of its representatives or employees, with regard to the Release unless the representation is specifically included herein. Furthermore, the Release contains our entire understanding regarding eligibility for Benefits and supersedes any or all prior representation and agreement regarding the subject matter of the Release. However, the Release does not modify, amend or supersede written Company agreements that are consistent with enforceable provisions of this Release such as my Letter Agreement, proprietary information and invention assignment agreement, and any stock, stock option and/or stock purchase agreements between Company and me. Once effective and enforceable, this agreement can only be changed by another written agreement signed by me and an authorized representative of Company.

12. Should any provision of the Release be determined by an arbitrator, court of competent jurisdiction, or government agency to be wholly or partially invalid or unenforceable, the legality, validity and enforceability of the remaining parts, terms, or provisions are intended to remain in full force and effect. Specifically, should a court, arbitrator, or agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release and the waiver of unknown claims above shall otherwise remain effective to release any and all other claims. I acknowledge that I have obtained sufficient information to intelligently exercise my own judgment regarding the terms of the Release before executing the Release.

13. The Benefits provided and to be provided to me by the Company consist of the benefits and payments in accordance with the Letter Agreement, including, but not limited to, the Accrued Compensation (defined in the Letter Agreement) as follows:

[SIGNATURE PAGE TO GENERAL RELEASE AGREEMENT FOLLOWS]

EMPLOYEE’S ACCEPTANCE OF RELEASE

BEFORE SIGNING MY NAME TO THE RELEASE, I STATE THE FOLLOWING: I HAVE READ THE RELEASE, I UNDERSTAND IT AND I KNOW THAT I AM GIVING UP IMPORTANT RIGHTS. I HAVE OBTAINED SUFFICIENT INFORMATION TO INTELLIGENTLY EXERCISE MY OWN JUDGMENT. I HAVE BEEN ADVISED THAT I SHOULD CONSULT WITH AN ATTORNEY BEFORE SIGNING IT, AND I HAVE SIGNED THE RELEASE KNOWINGLY AND VOLUNTARILY.

EFFECTIVE UPON EXECUTION BY EMPLOYEE AND THE COMPANY.

Date delivered to employee , .

Executed this day of , .

Employee Signature

Employee Name (Please Print)

Agreed and Accepted:

Diamond Foods, Inc.

By:
Date:

[SIGNATURE PAGE TO GENERAL RELEASE AGREEMENT]